040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20180531906-95
Barbara K. Cegavske, Secretary of State, State of Nevada	Filing Date and Time 12/11/2018 12:49 PM
	Entity Number E0566282018-9

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — **ABOVE SPACE IS FOR OFFICE USE ONLY**

1. Name of Corporation: GHAR INC

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: EASTBIZ.COM, INC. (Name)

[ ] Noncommercial Registered Agent (name and address below) ***OR*** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity:

Street Address	City		Zip Code
		Nevada	

Mailing Address (if different from street address)	City		Zip Code
		Nevada	

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:*	Par value per share: $	Number of shares *without par value:*
75000000	0.001	0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) HAMZA ABID (Name)

Street Address	City	State	Zip Code
HOUSE 254 BLOCK R2	JOHAR TOWN - LAHORE, F	PA	00000

2) (Name)

Street Address	City	State	Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Name	Incorporator Signature
EASTBIZ.COM, INC.	X EASTBIZ.COM, INC.

Address	City	State	Zip Code
5348 VEGAS DRIVE	LAS VEGAS	NV	89108

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity	Date
X EASTBIZ.COM, INC.	12/11/2018

This form must be accompanied by appropriate fees.